UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 09/15/2006

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation.

In connection with the termination of Steven T. Guillen as the President and Chief Executive as disclosed below in Item 5.02, certain financial obligations under Mr. Guillen’s employment agreement are triggered. Pursuant to the employment agreement dated February 25, 2005 with Mr. Guillen, his termination triggers severance obligations of $250,000 to be paid in monthly installments over a one year period from the termination date, back salary in the amount of approximately $75,000, continued coverage under OXIS’ medical and health plan in accordance with COBRA rules and regulations, and reimbursement of all business expenses incurred until the date of termination accompanied by normal and customary documentation. The severance payment and continued medical and health plan coverage payments are contingent upon Mr. Guillen’s executive of a waiver and release of all claims against the corporation.

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

(b)	Departure of Principal Officer

Steven T. Guillen’s employment as President and Chief Executive Officer of OXIS International, Inc. (“OXIS”) was terminated on September 15, 2006.  Steven Guillen will remain a member of the board of directors of OXIS.

(c)	Appointment of Principal Officer

On September 15, 2006 the board of directors of OXIS appointed Marvin S. Hausman, M.D. as President and Chief Executive Officer of OXIS. Dr. Hausman will remain the Chairman of the board of directors. The terms of Dr. Hausman’s employment with OXIS as President and Chief Executive Officer are currently under negotiation.

On November 17, 2005, OXIS entered into a Consulting Agreement with NW Medical Research Partners, Inc. Marvin Hausman, M.D., is the Principal of NW Medical Research Partners. Pursuant to the Consulting Agreement Marvin Hausman has provided certain consulting services pertaining to licensing of intellectual property, development of potential products and financing activities. Dr. Hausman has been paid approximately $28,000 pursuant to the Consulting Agreement for compensation and expenses and is currently owed $56,000 for his services, including out of pocket expenses. Dr. Hausman was also compensated with the grant of a stock option to purchase 108,000 shares of OXIS common stock at an exercise price of $0.37 per share, with 9,000 options vesting each month over the term of the agreement. It is expected that the Consulting Agreement with Dr. Hausman will be terminated upon his signing of an employment agreement with OXIS.

On September 21, 2006, OXIS International issued a press release announcing the termination of Steven T. Guillen and the appointment of Marvin S. Hausman, M.D. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 21, 2006 entitled “OXIS International Appoints Marvin S. Hausman, M.D. President and Chief Executive Officer”

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS International, Inc.

Date: September 21, 2006	By:	/s/ Michael D. Centron
Michael D. Centron
Title: Chief Financial Officer